Entity List	March 21, 2002
Name

American Economics Group Acquisition Corp.
American Economics Group, Inc.
APS Services Acquisition Corp.
Associate Record Technician Services Acquisition Corp.
B&B (Baltimore-Washington) Acquisition Corp.
California Medical Record Service Acquisition Corp.
Copy Right Acquisition Corp.
Copy Right, Inc.
Creative Mailings, Inc.
Data Entry & Informational Services Acquisition Corp.
Data Entry & Informational Services, Inc.
Datacenter del Norte, S.A. de C.V. (Mexico)
Deliverex Acquisition Corp.
Digital Data Resources Acquisition Corp.
Digital Data Resources, Inc.
DISC Acquisition Corp.
Doctex Acquisition Corp.
DPAS Acquisition Corp.
Economic Research Services, Inc.
Edle Enterprises of Puerto Rico, Inc.
ELS Acquisition Corp.
Exigent Computer Group Acquisition Corp.
Exigent Computer Group, Inc.
FASTRIEVE, Inc.
Global Direct Acquisition Corp.
Global Direct, Inc.
Image Entry Acquisition Corp.
Image Entry Federal Systems, Inc.
Image Entry of Alabama, Inc.
Image Entry of Arkansas, Inc.
Image Entry of Indianapolis, Inc.
Image Entry of Owsley County, Inc.
Image Entry, Inc.
Imagent Acquisition Corp.
IMC Management, Inc.
IMC, L.P.
Information Management Services Acquisition Corp.
Information Management Services, Inc.
Input Management, Inc.
Input of Texas, L.P.
Investor Communications Services
Kinsella Communications Acquisition Corp.
LexiCode Acquisition Corp.
LexiCode Corporation
Lifo Management, Inc.
Lifo Systems, L.P.
Mailing & Marketing Acquisition Corp.
Mailing & Marketing, Inc.
Managed Care Professionals Acquisition Corp.
Managed Care Professionals, Inc.
MAVRICC Management Systems, Inc.
Micro Publication Systems, Inc.
Microfilm Distribution Services, Inc.

Entity List	March 21, 2002

Micromedia of New England Acquisition Corp.
MicroMedia of New England, Inc.
MMS Escrow and Transfer Agency, Inc.
NBDE Acquisition Corp.
Net Data Services, Ltd. (St. Vincent)
Newport Beach Data Entry, Inc.
Newport Beach Data Entry, LLC
Peninsula Record Management, Inc.
Permanent Records Management, Inc.
Permanent Records, L.P.
Pinnacle Management, Inc.
PLM Limited Partnership
PMI Imaging Systems Acquisition Corp.
Premier Acquisition Corp.
QCS Inet Acquisition Corp.
Quality Copy Acquisition Corp.
Quality Data Conversions Acquisition Corp.
Quality Data Conversions, Inc.
Recordex Acquisition Corp.
Researchers Acquisition Corp.
RTI Laser Print Services Acquisition Corp.
Rust Consulting Acquisition Corp.
Rust Consulting, Inc.
SOURCECORP BPS Inc.
SOURCECORP DMS Inc.
SOURCECORP HealthSERVE Radiology, Inc.
SOURCECORP HS Inc.
SOURCECORP Management, L.P.
SOURCECORP, Incorporated
SRCP Investments Holding, Inc.
SRCP Investments, Inc.
SRCP Management, Inc.
Stat Healthcare Consultants Acquisition Corp.
Stat Healthcare Consultants, Inc.
Synergen, LLC
TAPS Acquisition Corp.
The Rust Consulting Group, Inc.
United Information Services, Inc.
ZIA Information Analysis Group, Inc.
Zip Shred Canada Acquisition Corp.
Zipshred Inc.